                                                                  Exhibit 10.64

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of November 15, 1999, by and between Calypte Biomedical Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 21, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.     MODIFICATION(S) TO LOAN AGREEMENT.

                1.         The term "Term Maturity Date" as defined in Section
                       1.1 entitled "Definitions" is hereby amended to mean August 20, 2000.

                2.         Notwithstanding the terms and conditions contained in
                       Section 2.1 entitled "Term Loan", Bank will make one additional Term Advance prior to December 15, 1999 in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Additional Term Advance").

                       The sum of (a) the Additional Term Advance and (b) the remaining aggregate Term Advances (after Borrower pays its Term Advance installment due November 20,
                       1999) shall be repaid in nine (9) equal monthly installments of principal, plus accrued interest, beginning December 20, 1999 and continuing on the twentieth (20th) day of each month thereafter through the Term Maturity Date, as amended herein.

                3.         Section 4.4 entitled "Triparty Agreement" is hereby
                       deleted.

                4.         The following Section is hereby incorporated into the
                       Loan Agreement:

                       6.12 Borrower shall maintain an amount equal to or greater than the current outstanding Term Advances in a Silicon Valley Bank money market account or other Silicon Valley Bank account approved by Bank. Borrower's failure to comply with this Section 6.12 shall be deemed an Event of Default.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred Dollars ($2,500) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

CALYPTE BIOMEDICAL CORPORATION               SILICON VALLEY BANK

By:  /s/  Nancy E. Katz                      By:  /s/  Raed Y. AlFayoumi
    -------------------------------              -----------------------------
Name:  Nancy E. Katz                         Name:  Raed Y. AlFayouomi
      -----------------------------                ---------------------------
Title:  President                            Title:  Vice President
      -----------------------------                ---------------------------